TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, VA 23219 804.697.1200 telephone 804.697.1339 facsimile troutmansanders.com

EXHIBIT 5.2
March 17, 2011

PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158

Ladies and Gentlemen:

We are acting as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (the “Registration Statement”).  The Registration Statement relates to the proposed sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”), of (i) debt securities of the Company (the “Debt Securities”) to be issued under an indenture, as supplemented to date (the “Indenture”), and as further supplemented, if needed, by one or more supplemental indentures (each, a “Supplemental Indenture”), the forms of which Supplemental Indentures will be filed, as necessary, as exhibits to a Form 8-K incorporated by reference into the Registration Statement, (ii) shares of the Company’s common stock, no par value (the “Common Stock”), (iii) shares of the Company’s preferred stock, no par value, the terms of which will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement (the “Preferred Stock”), (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock, or any combination thereof (the “Warrants”), to be issued under a separate warrant agreement (each, a “Warrant Agreement”) with respect to each series of Warrants, the form of which Warrant Agreement will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement, (v) contracts to purchase Debt Securities, Common Stock, Preferred Stock or Warrants (“Securities Purchase Contracts”), each securing the obligations of the holder thereof to purchase the specified securities under the Securities Purchase Contract, issued under a securities purchase agreement (each, a “Securities Purchase Agreement”), the form of which Securities Purchase Agreement will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement, and (vi) units representing ownership of any combination of other Securities (defined below) or debt obligations of third parties, such as U.S. Treasury obligations (the “Units”), to be issued under a separate unit agreement (each, a “Unit Agreement”) with respect to each series of Units, the form of which Unit Agreement will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement. The Debt Securities, Common Stock, Preferred Stock, Warrants, Securities Purchase Contracts and Units are referred to, collectively, as the “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus comprising a part thereof (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK   ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

PNM Resources, Inc.
March 17, 2011

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date, and the Bylaws of the Company, (ii) the initial resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, the offering of the Securities and certain related matters and (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.

In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to us are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to us as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board or a duly authorized committee of the Board.

To the extent that the obligations of the Company with respect to the Debt Securities, Warrants, Securities Purchase Contracts or Unit Agreements may be dependent upon such matters, we assume for purposes of this opinion that:

(A) in the case of the Debt Securities, the trustee under the Indenture and any Supplemental Indenture is duly qualified to engage in the activities contemplated by the Indenture or Supplemental Indenture; that the Indenture or any Supplemental Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legal, valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance with respect to the performance of its obligations under the Indenture and all Supplemental Indentures and with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture or all Supplemental Indentures;

(B) in the case of the Warrants, the warrant agent under any Warrant Agreement is duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement has been duly authorized, executed and delivered by the warrant agent and constitutes the legal, valid and binding obligation of the warrant agent enforceable against the warrant agent in accordance with its terms; that the warrant agent is in compliance with respect to the performance of its obligations under such Warrant Agreement and with all applicable laws

PNM Resources, Inc.
March 17, 2011

and regulations; and that the warrant agent has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

(C) in the case of the Securities Purchase Contracts, the securities purchase contract agent under any Securities Purchase Agreement is duly qualified to engage in the activities contemplated by such Securities Purchase Agreement; that such Securities Purchase Agreement has been duly authorized, executed and delivered by the securities purchase contract agent and constitutes the legal, valid and binding obligation of the securities purchase contract agent enforceable against the securities purchase contract agent in accordance with its terms; that the securities purchase contract agent is in compliance with respect to the performance of its obligations under such Securities Purchase Agreement and with all applicable laws and regulations; and that the securities purchase contract agent has the requisite organizational and legal power and authority to perform its obligations under such Securities Purchase Agreement; and

(D) in the case of the Unit Agreements, the unit agent under any Unit Agreement is duly qualified to engage in the activities contemplated by such Unit Agreement; that such Securities Unit Agreement has been duly authorized, executed and delivered by the unit agent and constitutes the legal, valid and binding obligation of the unit agent enforceable against the unit agent in accordance with its terms; that the unit agent is in compliance with respect to the performance of its obligations under such Unit Agreement and with all applicable laws and regulations; and that the unit agent has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

The opinions expressed below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy.  We also express no opinion concerning the enforceability of (a) the choice of New York law in any applicable Indenture, Supplemental Indenture, Warrant Agreement, Securities Purchase Agreement or Unit Agreement under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.

In rendering the opinions expressed below, we have assumed that: (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of New Mexico, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related

PNM Resources, Inc.
March 17, 2011

documents; (ii) the relevant Securities will be issued and sold after all applicable regulatory approvals have been obtained and in compliance with applicable law (including the Trust Indenture Act of 1939, if applicable, and state securities or “blue sky” laws) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and the relevant Securities will be established so as not to, and the execution, delivery and performance of the applicable Indenture, Supplemental Indenture, Warrant Agreement, Securities Purchase Agreement or Unit Agreement will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject; (iii) the Company will duly authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof and of any applicable Indenture, Supplemental Indenture, Warrant Agreement, Securities Purchase Agreement or Unit Agreement and will take any other appropriate additional corporate action with respect thereto; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be, at the time of issuance and sale of the relevant Securities, effective under the Act; (v) at the time of issuance and sale of the relevant Securities, a Prospectus Supplement will have been filed with the Commission describing the Securities; (vi) any Securities issuable upon conversion, exchange or exercise of the relevant Securities being offered and issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and, that the Company will have a sufficient number of authorized but unissued shares therefor under its Articles of Incorporation; (vii) the Indenture, each Supplemental Indenture, each Warrant Agreement, each Securities Purchase Agreement and each Unit Agreement will be governed by the laws of the State of New York; (viii) the choice of New York law in each of the Indenture, each Supplemental Indenture, each Warrant Agreement, each Securities Purchase Agreement and each Unit Agreement purporting to be governed by the laws of the State of New York is legal, valid, binding and enforceable under the laws of all applicable jurisdictions; (ix) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof; and (x) the execution, delivery and performance by the Company of the Indenture, each Supplemental Indenture, each Warrant Agreement, each Securities Purchase Agreement and each Unit Agreement do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Articles of Incorporation or Bylaws, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.           With respect to the Debt Securities, when, in accordance with action of the Board or a committee thereof, (i) the Indenture and any Supplemental Indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities have been duly executed and delivered by the Company and the trustee named therein, (ii) the Debt Securities have been duly executed, authenticated and delivered in

PNM Resources, Inc.
March 17, 2011

accordance with the terms of the Indenture and any Supplemental Indenture, and (iii) the Debt Securities have been validly issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any Prospectus Supplement and in accordance with the Indenture and the relevant Supplemental Indenture, the Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.           With respect to the Warrants, when, in accordance with action of the Board or a committee thereof, (i) the Warrant Agreement for the particular series of Warrants has been duly executed and delivered by the Company and the warrant agent named therein, (ii) the Warrants have been duly executed, authenticated, if required, and delivered in accordance with the terms of the Warrant Agreement, and (iii) the Warrants have been validly issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in the relevant Prospectus Supplement and in accordance with the Warrant Agreement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of such Warrant Agreement.

3.           With respect to the Securities Purchase Contracts, when, in accordance with action of the Board or a committee thereof, (i) the Securities Purchase Agreement and any related pledge agreement to be entered into in connection with the issuance of the Securities Purchase Contracts shall have been duly executed and delivered by the Company and the securities purchase contract agent named therein, (ii) the Securities Purchase Contracts have been duly executed and authenticated, if required, and delivered in accordance with the terms of the Securities Purchase Agreement and (iii) the Securities Purchase Contracts have been validly issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in the relevant Prospectus Supplement and in accordance with the Securities Purchase Agreement, the Securities Purchase Contracts will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           With respect to the Units, when, in accordance with action of the Board or a committee thereof, (i) the Unit Agreement for the particular series of Units has been duly executed and delivered by the Company and the unit agent named therein, (ii) the Units have been duly executed, authenticated, if required, and delivered in accordance with the terms of the Unit Agreement, and (iii) the Units have been validly issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in the relevant Prospectus Supplement and in accordance with the Unit Agreement, the Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of such Unit Agreement.

PNM Resources, Inc.
March 17, 2011

The foregoing opinions are limited solely to the federal law of the Unites States of America and the laws of the State of New York, except that we express no opinion as to the effect of the securities or blue sky laws of any state (including, without limitation, the State of New York), municipal law or the laws of any agencies within any state (including, without limitation, the State of New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Insofar as this opinion relates to matters which are governed by the laws of the State of New Mexico, we have relied upon the opinion of Charles L. Moore, Associate General Counsel of the Company, addressed to you of even date herewith, which is being filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus or any Prospectus Supplement comprising a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent. This opinion is expressed as of the date hereof and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may occur hereafter.

Very truly yours,

/s/ TROUTMAN SANDERS LLP